ESSENTIAL PORTFOLIO CONSERVATIVE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Shares

Value

MUTUAL FUNDS † 98.7%

Rydex Series Funds -

Managed Futures Strategy

Fund*

102,507

$      2,943,991

Rydex Series Funds -

Government Long Bond

1.2x Strategy Fund

216,143

2,440,259

Rydex Series Funds - Sector

Rotation Fund*

157,110

2,298,516

Rydex Series - International

Rotation Fund

98,875

2,239,509

Rydex Series Funds - U.S.

Government Money

Market Fund

1,589,333

1,589,333

Rydex Series Funds - Large-

Cap Growth Fund*

51,258

1,297,349

Rydex Series Funds -

Commodities Strategy

Fund

11,570

903,922

Rydex Series Funds -

Absolute Return Strategies

Fund

24,217

618,751

Rydex Series Funds - Large-

Cap Value Fund

28,753

496,565

Rydex Series Funds - Small-

Cap Growth Fund*

12,812

345,275

Rydex Series Funds - Small-

Cap Value Fund

14,830

339,766

Rydex Series Funds - Real

Estate Fund

9,988

________

305,233

Total Mutual Funds

(Cost $15,622,250)

________

15,818,469

Total Investments 98.7%

(Cost $15,622,250)

$

_________

15,818,469

Other Assets in Excess of

Liabilities – 1.3%

$

_________

209,851

Net Assets – 100.0%

$

16,028,320

†

A-Class shares of Affiliated Funds.

*

Non-Income Producing Security.

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